Exhibit 10.2

AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE is made on this 9th day of October 2018, by and between GEORGIA MOTOR TRUCKING ASSOCIATION, INC., a Georgia not-for-profit corporation (hereinafter "Landlord") and REVO SQUARED, LLC, a Georgia limited liability company (hereinafter "Tenant").

WITNESSETH:

ARTICLE 1 PREMISES

1.01 - In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, that certain space located on the First Floor of the Building, shown on the floor plan attached hereto as Exhibit "A", and designated as Suite 100 ("Premises"). The total square footage of the Premises shall be 4,626 rentable square feet, which includes a common area factor of 1.10. The term "Building" shall mean the office building located at 2060 Franklin Way, Marietta, Georgia 30067 (Cobb County) which, along with all exterior grounds encompassing the property upon which the Building lies shall be referred to as the "Project".

ARTICLE 2 TERM

2.01 - The term of this Lease (the "Term") shall be effective as of November 10, 2018 (the "Commencement Date") and shall terminate at 12:00 o'clock midnight, local time, on the 31st day of December 2023 which completes 61 months, 20 days of tenancy hereunder (the "Expiration Date").

2.02 - This Lease shall be effective and enforceable as between the parties hereof upon its execution and delivery. If delivery of possession of the Premises shall be delayed beyond the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord shall be liable to Tenant for any damage resulting from such delay; however Tenant's obligation to pay Basic Rent, as hereinafter defined (unless such delay is a "Tenant Delay" as herein defined), shall be suspended and abated until possession of the Premises is delivered to Tenant (as more specifically set forth in Section 2.03). In the event of such a delay, it is understood and agreed that the Commencement Date shall be postponed until delivery of possession and that the Expiration Date shall be correspondingly extended and the same shall memorialized in Exhibit E ("Commencement Date Agreement") herein attached. In the event the Premises is delivered in condition ready for occupancy prior to the Commencement Date, Tenant may take possession of the Premises without any obligation to pay Basic Rent (as defined in Article 3 hereof), but otherwise subject to all of the terms, covenants, warranties and representations of Tenant contained in this Lease.

For the purposes herein, a "Tenant Delay" shall be defined as delays due to (i) Tenant's failure to promptly review and approve plans or finish selections, (ii) Tenant's change orders or additions to the work, or (iii) Tenant's ordering of long lead-time item as part of the work. With respect to (ii) and (iii), Landlord shall have obligation to notify Tenant within three (3) days following any change order or addition, or long lead item requested by Tenant whether such will delay the target completion date, and estimated delay period. Tenant will have two (2) days to instruct Landlord to proceed with the change, addition or long lead item (accepting as Tenant Delay), or abandon the change, addition, or long lead item in order to avoid a Tenant Delay.

2.03 - The Premises shall be considered in a condition ready for occupancy by Tenant when Landlord's construction coordinator supervising construction of the improvements described in Exhibit "B" shall certify in writing to Landlord (i) such improvements have been substantially completed, and (ii) a certificate of occupancy has been obtained. Taking of possession by Tenant shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Premises have been substantially completed in accordance with the its obligations under this Lease and that the Premises, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition and Tenant otherwise accepts same in its then "AS IS" condition, except for such punchlist items, if any, as may have been identified by Tenant and Landlord upon joint walk-thru no later than three (3) days following possession by Tenant, and completed within thirty (30) days thereafter.

ARTICLE 3 RENT

3.01 - Tenant hereby covenants and agrees to pay to Landlord as rent for the Premises (all of which is collectively referred to as "Rent"): (a) an annual basic rent ("Basic Rent") in accordance with the schedule set forth in Section 3.02 below, in advance on the first day of each month during each calendar year, or portion thereof (with appropriate adjustment for any calendar year which does not fall totally within the Term), during the Term; provided, however, that the installment of Basic Rent payable for the first full calendar month, that portion of Basic Rent which is payable for such month) shall be due and payable on the execution of this Lease; and (b) additional rent ("Additional Rent") in the amount of any payment referred to as such in any portion of this Lease which accrues while this Lease is in effect (which shall include any and all charges or other amounts which Tenant is obligated to pay Landlord under this Lease, other than Basic Rent.)

3.02 - The Basic Rent schedule is as follows:

Period	Annual Rate/S.F.	Annual Basic Rent	Monthly Basic Rent
11/10/18 – 12/31/18	No rent due	-	-
01/01/19 – 11/30/19	$9.00	$38,164,50* (11 mos)	$3,469.50
12/01/19 – 11/30/20	$17.43	$80,604.00	$6,717.00
12/01/20 – 11/30/21	$17.86	$82,620.00	$6,885.00
12/01/21 – 11/30/22	$18.31	$84,702.00	$7,058.50
12/01/22 – 12/31/23	$18.77	$94,055.00* (13 mos)	$7,235.00

3.03 - Basic Rent and all Additional Rent as provided for under this Lease shall be paid promptly when due, in cash or by check, in Lawful money of the United States of America, without notice or demand and without deduction, diminution, abatement, counterclaim or set off of any amount or for any reason whatsoever, payable to Landlord and delivered to 2060 Franklin Way, Suite 200, Marietta GA 30067 or to such other person and place as may be designated by written notice from Landlord to Tenant from time to time. If Tenant shall present to Landlord more than twice during the term checks not honored by the institution upon which they are issued, Landlord may thereafter require future payments of Rent and other sums payable via certified or cashier's check.

3.04 - Other remedies for non-payment of Rent notwithstanding, any installment of Rent which is not paid within five (5) days after the due date shall be subject, at Landlord's option each month, to a late charge equal to five percent (5%) of the amount due, which shall be payable as Additional Rent. Any installment of Basic Rent or Additional Rent not paid within thirty (30) days from the date due shall accrue interest at the rate of four percentage points higher than the rate announced by Bank of America (or its successor) from time to time as its prime rate (the "Prime Rate") (but in no event higher than the maximum rate allowed by law) until paid in full, which interest shall be deemed Additional Rent.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

3.05- Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum of Six Thousand and Five Hundred no/100 Dollars ($6,500.00) as a Security Deposit. The Security Deposit (which shall not bear interest to Tenant) shall be considered as good faith security for the payment and performance of the obligations, covenants, conditions and agreements contained herein. The Security Deposit shall not constitute an advance payment of any amounts owed by Tenant under this Lease, or a measure of damages to which Landlord shall be entitled upon a breach of this Lease by Tenant or upon termination of this Lease. In the event Tenant fails to perform or observe any of the agreements, covenants, conditions and provisions of this Lease to be performed or observed by it, then, at Landlord's option, Landlord may, but shall not be obligated to, apply the Security Deposit, or so much thereof as may be necessary, to remedy any such failure by Tenant. Tenant shall immediately upon request pay to Landlord any sum necessary to restore the Security Deposit to the full amount specified above. Any remaining portion of the Security Deposit shall be returned to Tenant within twenty (20) days after the termination of this Lease. In the event of a sale, assignment, or other transfer of Landlord's interest in the Premises, or a lease by Landlord of its interest in the Project, Landlord shall have the right to transfer the within described Security Deposit to the transferee, and Landlord shall be relieved of all liability to Tenant for the return of such Security Deposit. Tenant shall look solely to the transferee for the return of said Security Deposit. The Security Deposits shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment under this Lease by Tenant, the Security Deposit shall be held by Landlord as a deposit made by the permitted assignee and Landlord shall have no further liability with respect to the return of said Security Deposit to the original Tenant.

ARTICLE 4 USE OF PREMISES

4.01 - Tenant covenants to use the Premises for general office use and light assembly subject to and in accordance with all applicable zoning and other governmental regulations. Tenant, at its own expense, shall comply with and promptly carry out all orders, requirements or conditions imposed by the ordinances, laws and regulations of all of the governmental authorities having jurisdiction over the

Premises, which are occasioned by or required in the conduct of Tenant's business within the Premises and to obtain all licenses, permits and the like required to permit Tenant to occupy the Premises. Tenant shall not permit the Premises, or any part thereof, to be used for any disorderly, unlawful or hazardous purpose, nor as a source of annoyance or embarrassment to Landlord or other tenants, nor for any purpose other than herein before specified, nor for the manufacture of any commodity therein, without the prior written consent of Landlord. Tenant shall not overload the floor load capacity for the Building. The subject property is zoned light industrial which accommodates Tenant's intended use.

4.02 - Tenant accepts the Premises and the rest of the Project from Landlord in the improved condition as described in Exhibit "B" attached hereto (said improvements to be performed at Landlord's sole cost and expense) and incorporated herein by this reference, Tenant agreeing that such condition is suited for the uses intended by Tenant.

ARTICLE 5 PROPERTY TAX INCREASES

5.01 - For purposes of this Article 5 (and the balance of this Lease) the following definitions shall apply:

(a)"Base Year": shall mean the calendar year 2019.

(b)"Base Year Tax Costs" shall mean the actual Tax Costs incurred by Landlord for the Base Year.

(c)"Comparison Year" shall mean each calendar year after the Base Year, all or any portion of which falls within the Term.

(d)"Tax Costs" shall mean the aggregate of the real estate taxes, assessments and other governmental charges and levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever (including assessments for public improvements or benefits and interest on unpaid installments thereof) which may be levied, assessed or imposed or become liens upon the Project (or permanent improvements comprising the same), or which arise out of the use, occupancy or possession of the Project (or the permanent improvements comprising the same) from time to time, plus any reasonable consultants' fees or attorneys' fees incurred with respect to issues or concerns involving any of the foregoing taxes, including any amounts expending by Landlord contesting any of such taxes. The term "Tax Costs" shall not, however, include inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax imposed upon Landlord, nor penalties or interest imposed upon Landlord for Landlord's delinquent payment of any taxes; provided, however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the Term shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed a tax on the rents received from the Project; or a license fee measured by the rents receivable by Landlord from the Project; or a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Project or any portion thereof, then such tax or fee shall be included in the computation of Tax Costs, computed as if the amount of such tax or fee so payable were that part due if the Office Parcel were the only property of Landlord subject thereto.

(e)"Tenant's Share" shall mean the proportion that the rentable square feet in the Premises (as referenced in Article 1) bears to the total rentable square footage in the Project (19,753) which is deemed to be twenty-three and 42/100 percent (23.42%). In the event of any change in the rentable square footage in the Premises or in the Project due to a physical change or reconfiguration of space, Tenant's Share shall be adjusted to reflect such change or event on a prorated, daily basis.

5.02 - If the Tax Costs paid or incurred by Landlord in any Comparison Year increase over the Base Year Tax Costs, Tenant shall pay, as additional rent, Tenant's Share of the increase. Tenant's Share of increases in Tax Costs shall be prorated for any partial Comparison Year which falls within the Lease Term. Notwithstanding anything contained in this Article 5, the Basic Rent payable by Tenant shall in no event be less than the Basic Rent specified in Article 2 contained herein.

5.03 - Landlord shall deliver to Tenant a statement showing Landlord's reasonable estimate of the Tax Costs for each Comparison Year and the amount of Tenant's Share of any increase in Tax Costs based on such estimate. Commencing as of the first (1st) day of each Comparison Year, Tenant shall pay to Landlord, as additional rent, at the times and in the manner provided herein for the payment of Base Rent, one-twelfth (1/12) of Tenant's Share of any increases as shown by Landlord's statement. If Landlord has not furnished a statement to Tenant on or before January 1 of a Comparison Year, then Tenant shall continue to pay on the basis of the prior year's estimate until such time as Landlord furnishes Landlord's statement whereupon either (i) the deficiency, if any, with respect to the amount of Tenant's Share of any increases for each calendar month or fraction thereof that has already elapsed in such Comparison Year shall be paid by Tenant with the next monthly installment of Base Rent or (ii) the overpayment, if any, shall be credited and applied against the next payment of Rent due of Tenant.

5.04 - Within ninety (90) days after the end of each Comparison Year (including the Comparison Year in which the Lease terminates or expires) or within thirty (30) days after a final determination of Tax Costs in the event of a tax appeal, whichever is later, Landlord shall deliver to Tenant a final statement of the Tax Costs for such Comparison Year. Within thirty (30) days of delivery of such final statement, Tenant shall pay Landlord the amount due for Tenant's Share of any increases in the Tax Costs. Objections by Tenant shall not excuse or abate Tenant's obligation to make the payments required under this provision pending the resolution of Tenant's objection. Any credit due Tenant for overpayment of Tenant's Share of any increases in the Tax Costs shall be credited against the next payment of Rent due of Tenant; provided, however, that overpayment for the Comparison Year in which the Lease terminates or expires shall be refunded to Tenant.

5.05 - Landlord shall have the sole, absolute and unrestricted right (but not the obligation) to contest and/or compromise the validity or amount of any Tax Costs by appropriate proceedings. Landlord shall have the right (but not the obligation), if permitted by law, to make installment payments of any assessments levied against the Project, and in such event, Tenant's Share of the Tax Costs shall be computed upon the installments and interest thereon paid by Landlord during the applicable period. Landlord shall reimburse Tenant for the Tenant's Share of any refund of any Tax Costs for which Tenant paid Tenant's Share.

5.06 - Tenant shall pay (or reimburse Landlord upon demand if the same are levied against Landlord or the Building or any portion thereof), before delinquency, any and all taxes (other than net income taxes, estate or inheritance taxes, or franchise taxes of Landlord) whether or not now customary or within the contemplation of the parties hereto, which are: (i) payable upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, alterations, additions or improvements (whether constructed by Landlord or Tenant) and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvement shall be in Landlord or Tenant; (ii) payable upon, measured by or reasonably attributable to the Rent payable hereunder, or any component thereof, including, without limitation, any gross income tax or excise tax levied by the City of Smyrna, the County of Cobb, the State of Georgia, the Federal Government or any other federal, state, county, municipal or other governmental body with respect to the receipt of such rent; (iii) payable upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (iv) payable upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 6 REPAIRS AND MAINTENANCE

6.01 - Subject to the provisions hereinafter contained with regard to damage by fire or other casualty and Article 16, all repairs, alterations or additions that affect the Project's structural components or the Project's mechanical, electrical and plumbing systems shall be made solely by Landlord or its contractor. In the event of any damage to such components or systems caused by Tenant or Tenant's agents, contractors or employees, the cost of repair or restoration of such damage shall be paid for solely by Tenant in an amount equal to Landlord's costs plus ten percent (10%) for administrative cost recovery. Landlord shall make such repairs to Building Standard improvements as may be deemed necessary by Landlord for normal maintenance operations and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Premises; provided, however, Landlord shall, at Tenant's expense, make such improvements to, or repairs of, the Premises as Tenant shall request in writing, at a cost equal to the costs incurred by Landlord in such maintenance or such repairs, plus an additional charge of ten percent (10%) for administrative cost recovery. Landlord shall not be liable to Tenant for any damage or inconvenience and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease, so long as said repair, alteration or addition does not unreasonably restrict Tenant's use of the Premises. Landlord shall not be required to make any repairs or improvements to the Premises except structural repairs necessary for safety and tenantability. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth.

6.02 - Subject to Section 6.01, Tenant shall at its own cost and expense, keep the Premises and all leasehold improvements in a condition similar to the condition as of the Commencement Date, normal wear and tear accepted.

ARTICLE 7 LANDLORD'S SERVICES

7.01 - Landlord covenants and agrees that it shall furnish without additional charge: (a) heat and airconditioning systems sufficient to operate and maintain the Premises at a reasonably comfortable temperature commensurate with commercial buildings of like grade and class in Atlanta, GA, (b) hot & cold water for restrooms and kitchen area, and (c) electrical service sufficient for Tenant's operations utilizing building standard load of office computers and office equipment. Tenant hereby acknowledges and agrees that Landlord shall not be liable in any way for any damage or inconvenience caused by the cessation or interruption of heating, airconditioning, and/or electricity, occasioned by fire, accident, strikes, necessary maintenance, alterations or repairs, or other causes beyond Landlord's control and Tenant shall not be entitled to any abatement or reduction of Rent by reason therefrom. During non-working hours in winter months, Tenant shall take reasonable care to maintain the heat thermostat at a minimum range to prevent pipes within the Premises to freeze. Landlord shall maintain the mechanical systems of the premises and replace expired lighting ballasts and/or bulbs. Landlord shall make plumbing repairs at Landlord's expense (toilets and sinks) provided such repairs are not clogs necessitated by Tenant's negligence (i.e. flushing or disposing of any articles that are known not to be placed in drains or toilets). In said event, Tenant shall be notified of this cause and shall reimburse Landlord for the repair (Per Exhibit C #16 herein attached).

7.02 - Landlord reserves the right to erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires in, to and through the Premises as and to the extent that Landlord deems necessary or appropriate for the proper operation and maintenance of the Project (including the servicing of other tenants in the Project) and the right at all times to transmit water, heat, air-conditioning and electric current through such pipes, ducts, conduits, cables, plumbing, vents and wires. Notwithstanding the foregoing, Landlord's exercise of rights in connection herewith shall not make Tenant's use of the Premises substantially unfeasible for the operations of Tenant's business, or materially adversely affect access to the Premises.

ARTICLE 8 TENANT'S AGREEMENT

8.01 - Tenant covenants and agrees: (a) not to obstruct or interfere with the rights of other tenants, or injure or annoy them or those having business with them or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said Property or any part thereof, or with any statutes, rules or regulations now existing or subsequently enacted or established by the local, state or federal governments and Tenant shall be answerable for all nuisances caused or suffered on the Premises, or caused by Tenant in the Project, or on the approaches thereto; (b) not to strip, overload, damage or deface the Premises, exterior covered walkways, stairways, parking facilities or other public areas of the Project, or the fixtures therein or used therewith, nor to permit any hole to be made in any of the same; (c) not to suffer or permit any trade or occupation to be carried on or use made of the Premises which shall be unlawful, noisy, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on the Project, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority; (d) not to place upon the interior or exterior of the Building, or any window or any part thereof or door of the Premises, any placard, sign, lettering, window covering, except such and in such place and manner as has been herein approved and specifically noted in Special Stipulations; (e) to conform to all rules and regulations from time to time established by the appropriate insurance rating organization and to all reasonable rules and regulations from time to time established by Landlord, including those attached as Exhibit "C" hereto; (f) to be responsible for the cost of removal of Tenant's bulk trash at time of move-in, during occupancy-and move-out; (g) contract for professional janitorial service for not less than twice weekly; (h) not to conduct nor permit in the Premises either the generation, treatment, storage or disposal of any hazardous substances and materials or toxic substances of any kind as described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. 6901 et seq.), any regulations adopted under these acts, or any other present or future federal, state, county or local laws or regulations concerning environmental protection, and Tenant shall prohibit its assignees, subtenants, employees, agents and contractors (collectively: "Permitees") from doing so; and Tenant shall indemnify, defend and hold Landlord and its agents harmless from all foreseeable and unforeseeable, direct or consequential losses, costs, damages, liabilities, fines, prosecutions, judgments, litigation, and expenses, including but not limited to, clean-up costs, court costs and reasonable attorneys' fees actually incurred arising out of any violation of the provisions of this Article by Tenant or its Permitees.

ARTICLE 9 ALTERATIONS

9.01 -Tenant shall not make any alterations, additions, or other improvements in or to the Premises or install any equipment of any kind that shall require any alterations or additions or affect the use of the Building's water system, heating system, plumbing system, air-conditioning system, electrical system or other mechanical system, or install any telephone antennae on the roof, in the windows, or upon the exterior of the Building without prior written consent of Landlord. If any Tenant makes such alterations or additions without Landlord's consent, Landlord may correct or remove them, and Tenant shall be liable for any and all costs and expenses incurred by Landlord in the correction or removal of such work. If any alterations or additions are performed by Tenant or its contractor, Tenant shall pay Landlord a fee of ten percent (10%) of the total cost of the work to be performed, payable five percent (5%) prior to the beginning of the work and the remaining five percent (5%) upon completion of the work. Such fee is to compensate Landlord for coordinating Tenant's contractor's use of the Building's systems and for access to the electrical, mechanical and telephone closets, as necessary. As a further condition of Landlord's consent to the use of Tenant's contractor, Tenant or Tenant's contractor must evidence insurance coverage to include: (a) Worker's Compensation coverage and (b) Comprehensive General Liability and Property Damage insurance in the amount of not less than Two Million Dollars ($2,000,000.00) in the aggregate. All work with respect to such alterations and additions shall be done in a good and workmanlike manner and diligently prosecuted to completion to the end that Premises shall at all times be a complete unit except during the period necessarily required for such work. Tenant shall not permit a mechanic's lien(s) to be placed upon the Premises, the Building or the Building as a result of any alterations or improvements made by it and agrees, if any such lien be filed on account of the acts of Tenant, promptly to pay the same. If Tenant fails to discharge such lien within ten (10) days of filing, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorneys' fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith. Tenant hereby expressly recognizes that in no event shall it be deemed the agent of Landlord and no contractor of Tenant shall by virtue of its contract be entitled to assert any lien against the Premises, Building or Project. All alterations or additions shall become a part of the realty and surrendered to Landlord upon the expiration or termination of this Lease, unless Landlord shall at the time of its approval of such work require removal or restoration on the part of Tenant as a condition of such approval.

ARTICLE 10 HOLD HARMLESS

10.01 - Unless occasioned by Landlord's gross negligence, Landlord shall not be liable for any damage to, or loss of, property in the Premises belonging to Tenant, its employees, agents, visitors, licensees or other persons in or about the Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. In the event of Landlord gross negligence, Landlord's liability shall remain subject to Section 12.05 below. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Tenant, Tenant's agents, employees, invitees or visitors, or of any other tenant of the Building. Tenant covenants that no claim shall be made against Landlord by Tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the Premises or in the Building through or under Tenant, for any injury, loss or damage to the Premises or to any person or property occurring upon the Premises from any cause other than the negligence of Landlord. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to any property of Tenant.

10.02 - Tenant covenants and agrees to save Landlord and Landlord's agent harmless and indemnified, and to defend Landlord and Landlord's agent from all loss, damage, liability or expense of any kind, including without limitation attorneys' fees and court costs incurred, suffered or claimed by any person whomsoever, or for any damage or injury to any persons or property from any cause whatsoever, by reason of the use or occupancy by Tenant, its agents, employees, invitees or visitors of the Premises, or of the Building unless caused by the gross negligence of Landlord.

10.03 - It is understood that employees of Landlord are prohibited as such from receiving any packages or other articles delivered to the Building for Tenant and that should any such employee receive any packages or articles, he or she in so doing shall be the agent of Tenant and not of Landlord.

10.04 - The provisions of this Article 10 shall survive the expiration or sooner termination of the Term.

ARTICLE 11 LIEN ON TENANT'S PROPERTY

11.01 - INTENTIONALLY DELETED (Landlord waives right to lien on Tenant's Property as a security interest

ARTICLE 12 INSURANCE

12.01 - Tenant shall, at its cost and expense, obtain and maintain at all times during the Term, for the protection of Landlord and Tenant, Public Liability Insurance (Comprehensive General Liability or Commercial General Liability) including Contractual Liability Insurance, with a combined personal injury and property damage limit of not less than One Million Dollars ($1,000,000) for each occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate, insuring against liability of Tenant and its representatives arising out of and in connection with Tenant's use or occupancy of the Premises. Landlord shall be named as additional insured.

12.02 - Tenant shall, at its cost and expense, obtain and maintain at all times during the Term, fire and extended coverage insurance on its contents (personalty), including any leasehold improvements made by Tenant in an amount sufficient so that no co-insurance penalty shall be invoked in case of loss.

12.03 - Insurance companies licensed to do business in the jurisdiction where the Building is located shall issue all insurance required under this Lease. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring ten (10) days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord on or before the Commencement Date, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least ten (10) days prior to the expiration date of any policy.

12.04 - If any of Tenant's insurance policies shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises, and if Tenant fails to remedy the condition within forty-eight (48) hours after notice thereof, Landlord may at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises from such entry.

12.05 - All policies covering real or personal property which either party obtains affecting the Premises shall include a clause or endorsement denying the insurer any rights of subrogation or recovery against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers or employees, for any loss or damage that may occur to the Premises, the Project or any improvements thereto or thereon, or any personal property of such party therein or thereon, by reason of fire, the elements, or any other cause which is covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered thereby assuming that any deductible shall be deemed to be insurance coverage, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees.

12.06 - Any insurance to be carried by Tenant under this section may be provided by a policy or policies of blanket insurance, provided, however, that the Premises is a scheduled location thereunder and the amount of the total insurance allocated to the Premises or the Building, as the case may be, shall be such as to furnish protection equivalent to a separate policy satisfying the requirements of this Section, and provided further in all other respects every such blanket policy or policies shall comply with the other provisions of the Lease. If at any time Tenant fails to maintain the insurance it is required to provide hereunder or shall fail to deliver such certificates or receipts as herein required, Landlord at its options, after five (5) business days prior written notice to Tenant, may obtain such insurance for a term of up to one (1) year at Tenant's sole cost and expense.

ARTICLE 13 ASSIGNMENT & SUBLETTING

13.01 - Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior written consent of Landlord. Any sublease or assignment made without Landlord's consent shall be void. In determining whether to grant or withhold consent to a proposed assignment or sublease, Landlord may consider, and weigh, any factor it deems relevant. Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that the following are examples of reasons Landlord may withhold its consent: (i) the proposed subtenant or assignee may in Landlord's judgment unreasonably burden the Building, its amenities or services; (ii) the financial statements or the business experience of the proposed assignee or subtenant are not satisfactory to Landlord given the obligations being undertaken by such assignee or subtenant in connection with such assignment or sublease; or (iii) the proposed use of the Premises conflicts in an adverse manner with other uses within the Building; or (iv) the prospective assignee or subtenant is an existing tenant of Landlord's in the Project and in Landlord's judgment such sublease or assignment will adversely affect Landlord's lease relationship with such tenant. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. If a sublease or assignment is consented to by Landlord, any subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder.

13.02 - If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice at least twenty (20) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name and business of the proposed assignee or subtenant; (b) the amount and location of the space in the Premises affected; (c) the proposed effective date of the subletting or assignment; and (d) the proposed rental to be paid to Tenant by such subtenant or assignee. If Tenant shall give such notice, Tenant shall pay on demand Landlord's reasonable actual costs, including attorneys' fees incurred, to consider and as necessary to document such transaction, but in no event less than $750.00. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, then Landlord shall, within fifteen (15) days from receipt of such notice, notify Tenant in writing that Landlord (a) consents to such proposed assignment or subletting; (b) denies its consent (and, Landlord shall fail to notify Tenant in writing of such election within said fifteen (15) day period, then Landlord shall be deemed to have elected to have granted such consent pursuant to clause (a) immediately preceding); or (c) elects to cancel this Lease, or to reduce the Premises by the area requested to be subleased or assigned if the area is less than the entire Premises (provided, however, that Landlord may only elect to cancel this Lease if the proposed assignment or sublease is for all or substantially all of the Premises and for all or substantially all of the then remaining Term hereof, and only if the proposed assignee or subtenant is a third party not affiliated with Tenant). If Landlord's election is to cancel or to reduce the area of the Premises as provided in the foregoing clause (c) (such election by Landlord being referred to herein as "Landlord's Modification Election"), then Tenant shall have ten (10) days from receipt of Landlord's Modification Election to notify Landlord of Tenant's acceptance of such cancellation or reduction or of Tenant's desire to remain in possession of the Premises under this Lease for the remainder of the Tenn. If Tenant fails to notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, then such failure shall be deemed an election to terminate or have the area of the Premises reduced, as the case may be, in accordance with Landlord's Modification Election, and such termination or reduction shall be effective at the later of (y) the end of the ten (10) day period provided for above, or (z) the proposed effective date of the proposed assignment or subletting in question.

13.03 - If Landlord gives its consent to any such assignment or sublease, then after first deducting from the gross subletting or assignment rentals all reasonable costs and expenses incurred by Tenant in connection with obtaining, procuring or effecting such assignment or sublease (including for example only brokerage fees or commissions, legal fees, and costs and expenses of preparing the affected portion of the Premises for occupancy by the assignee or subtenant), Tenant agrees to pay to Landlord an amount equal to fifty percent (50%) of any such net amount or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord. If this Lease is canceled, the area of the Premises is reduced, or a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the reasonable actual costs incurred by Landlord for all of the necessary legal and accounting or subletting, as the case may be. Any physical alterations necessary with respect to any such assignment or subletting of the Premises shall be subject to the provisions of this Lease regarding alterations and shall be at Tenant's sole cost and expense, unless such physical alterations are made after a Landlord's Modifications Election is made with respect thereto, in which event Landlord shall be solely responsible for such cost and expense. No acceptance by Landlord of any rent or any other sum of money from any assignee, subtenant, or other category of transferee shall release Tenant from any of its obligations under this Lease or be deemed to constitute Landlord's consent to such assignment, sublease or transfer.

13.04 - The sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limit liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

13.05 - The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, other than an agreement to which Landlord is a signatory which expressly provides to the contrary, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease; provided, however, that (a) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then Tenant named herein and each respective assignor or transferor shall not be liable under or bound by any such increase, enlargement or reduction, and (b) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to Tenant named herein and the immediate and remote assignors or transferors of such assignee or transferee.

13.06 - Nothing in this Lease shall in any way restrict Landlord's right to assign or encumber this Lease in its sole and absolute discretion. Should the Landlord assign this Lease, or should Landlord encumber all or any portion of the Building or Project, and should the holder of such encumbrance succeed to the interest of Landlord, then, subject to the requirements and conditions of Section 14 below, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Lease term remaining after such succession and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then, subject to the requirements and conditions of Section 14 below, Tenant shall enter into such attornment agreement, provided the same does not modify any of the provisions of this Lease and has no effect upon Tenant's continued occupancy of the Premises.

ARTICLE 14 LANDLORD'S RIGHT OF ACCESS

14.01 - Landlord may, at any time during Tenant's occupancy, during reasonable business hours, enter either to view the Premises or to show the same to others, or to facilitate repairs to the Building or premises, or to introduce, replace, repair, alter or make new or change existing connections from any fixtures, pipes, wires, ducts, conduits or other construction therein, or remove, without being held responsible therefor, placards, signs, lettering, window or door coverings and the like not expressly consented to by Landlord. Notwithstanding the foregoing, Landlord will make reasonable efforts to notify Tenant prior to such entry as to the fact of Landlord's intended entry and the reasons thereof. With regard to the exercise of its rights hereunder, Landlord shall utilize commercially reasonable efforts to minimize any disruption to Tenant's business at the Premises. Upon reasonable prior oral notification to Tenant, Landlord may, during the last ninety (90) days of the Term, enter the Premises free from hindrance or control of Tenant to show the Premises to prospective tenants at times which shall not unreasonably interfere with Tenant's business. If Tenant shall vacate the Premises during the last month of the Term, Landlord shall have the unrestricted right to enter the same after Tenant's moving to commence preparations for the succeeding tenant or for any other purpose whatsoever, without affecting Tenant's obligation to pay Rent for the full Term.

ARTICLE 15 TRANSFER OF TENANT

15.01 - Landlord hereby waives any right to transfer Tenant [INTENTIONALLY OMITTED]

ARTICLE 16 FIRE CLAUSE

16.01 - If the Premises are damaged by fire or other casualty, Landlord shall forthwith repair the same, subject to the provisions of this Article 16 hereinafter set forth, as soon as practicable, unless this Lease is terminated as provided below.

16.02 - If (i) the Premises are damaged to such an extent that repairs cannot, in Landlord's sole but reasonable judgment, be completed within one hundred eighty (180) days after the date of the casualty, or (ii) the Premises are damaged or destroyed as a result of a risk which is not insured by Landlord under any insurance policies maintained by Landlord, or (iii) the Premises are damaged or destroyed during the last six (6) months of the Term of this Lease, or (iv) the Building is damaged in whole or in part (whether or not the Premises are damaged) to such an extent that the same cannot, in Landlord's sole judgment, be operated economically as an integral unit, or (v) insurance proceeds for the restoration of the Premises or the Building are not available due to the election of Landlord's mortgagee or otherwise, or (vi) Landlord's mortgagee is in possession after a foreclosure and elects not to rebuild, then and in any such event, Landlord may at its option terminate this Lease by notice in writing to Tenant within ninety (90) days after the day of such occurrence. Unless Landlord elects to terminate this Lease as hereinabove provided, this Lease shall remain in full force and effect.

16.03 - If any fire or other casualty is not the result of the act, omission, negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or agents, then during the period the Premises are rendered unusable by such damage and/or the making of repairs Tenant shall be entitled to a reduction in Basic Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises or the Building. Subject to the provisions of Section 16.01, Landlord shall diligently proceed to have such repairs made promptly.

16.04 - Landlord shall not be required to repair any injury or damage or to make any repairs or replacements of any improvements installed in the Premises by or for Tenant. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose. Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by Tenant, all of which shall be repaired, restored or replaced by Tenant.

ARTICLE 17 CONDEMNATION

17.01 - If all or any part of the Premises, Building, or the Project shall be taken as a result of the exercise of the power of eminent domain or agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking. In the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by giving written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that a portion of the Premises must have been taken, and the portion so taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. The forcible leasing by any competent authority of any portion of the Project other than the Premises shall have no effect upon this Lease. In case of any taking or condemnation, whether or not the Term shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. Tenant however, shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed by it, but only if such awards shall be made by the court in addition to (and shall in no manner whatsoever reduce) the award made by it to Landlord for the land and improvements or part thereof so taken.

17.02 - In the event of a temporary taking or condemnation of all or any part of the Premises for any public or quasi-public use or purpose, this Lease shall be unaffected, and Tenant shall continue to pay in full Basic Rent and all Additional Rent payable for such period. In the event of any such temporary taking, notwithstanding the provisions of Section 17.01, Tenant shall be entitled to claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term, and Landlord shall be entitled to appear, claim, prove and receive the portions of the award that represent the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term.

ARTICLE 18 DEFAULTS AND REMEDIES

18.01 - It is hereby mutually agreed that: (a) if Tenant shall fail (i) to pay Rent or other sums which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefore, or (ii) to keep and perform each and every covenant, condition and agreement herein contained on the part of Tenant to be kept and performed; or (b) if the Premises are deserted, vacated, or not used regularly or consistently as would normally be expected for similar premises put to general office use, even though the Tenant continues to pay the stipulated monthly Basic Rent; or (c) if Tenant shall be taken by execution or other process of law; or (d) if Tenant shall (i) generally not pay Tenant's debts as such debts become due, (ii) become insolvent, (iii) make an assignment for the benefit of creditors, (iv) file, be the entity subject to, or acquiesce in a petition in any court (whether or not filed by or against Tenant pursuant to any statute of the United States or any state and whether or not for a trustee, custodian, receiver, agent, or other officer for Tenant or for all or any portion of Tenant's property) in any proceeding whether bankruptcy, reorganization, composition, extension, arrangement, insolvency proceedings, or otherwise; then an event of default by Tenant (a "Default") shall have occurred hereunder.  Upon the occurrence of a Default by Tenant, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

(a)Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep, observe, perform, satisfy, or abide by any term, condition, covenant, agreement, or obligation of this Lease or of the rules and regulations now in effect or hereafter adopted or of any notice given Tenant by Landlord pursuant to the terms of this Lease, and Tenant shall fully reimburse and compensate Landlord on demand;

(b)Landlord, with or without terminating this Lease, may immediately or at any time thereafter demand in writing that Tenant vacate the Premises and thereupon Tenant shall vacate the Premises and remove therefrom all property thereon belonging to or placed on the Premises by, at the direction of, or with consent of Tenant within ten (10) days of receipt by Tenant of such notice from Landlord, whereupon Landlord shall have the right to reenter and take possession of the Premises. Any such demand, reentry and taking possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord;

(c)Landlord, with or without terminating this Lease, may immediately or at any time thereafter reenter the Premises and remove therefrom Tenant and all property belonging to or placed on the Premises by, at the direction of, or with consent of Tenant. Any such reentry and removal by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of this Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord;

(d)Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting, including, but not limited to, the cost of any such alterations and repairs to the Premises, attorneys' fees, and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all rent and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter, Tenant shall pay monthly during the remainder of the term of this Lease the differences, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the rent and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the rents reserved herein;

(e)Landlord may immediately or at any time thereafter terminate this Lease, and this Lease shall be deemed to have been terminated upon receipt by Tenant of written notice of such termination; upon such termination Landlord shall recover from Tenant all damages Landlord may suffer by reason of such termination, including, without limitation, unamortized sums expended by Landlord for construction of Tenant Improvements, all arrearage in rentals, costs, charges, additional rentals, and reimbursements, the cost (including court costs and attorneys' fees) of recovering possession of the Premises, the cost of any alteration of or repair to the Premise which is necessary or proper to prepare the same for reletting and, in addition thereto, Landlord at its election shall have and recover from Tenant either (1) an amount equal to the excess, if any, (discounted to present value using the discount rate of the Federal Reserve Bank of Atlanta at the time of award plus one percent (1%)) of the total amount of all rents and other charges to be paid by Tenant for the remainder of the term of this Lease over the then reasonable rental value of the Premises for the remainder of the term of this Lease, or (2) the rents and other charges which Landlord would be entitled to receive from Tenant pursuant to the provisions of subparagraph (d) above of this Section 18.01 if the Lease were not terminated. Such election shall be made by Landlord by serving written notice to Tenant of its choice of one of the two alternatives within thirty (30) days of the notice of termination.

18.02 - If Landlord reenters the Premises or terminates this Lease pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such reentry or termination by Landlord. Tenant shall and does hereby indemnify and hold Landlord harmless from any loss, costs (including court costs and attorneys' fees), or damages suffered by Landlord by reason of such reentry or termination. No such reentry or termination shall be considered or construed to be a forcible entry.

18.03 - Each right and remedy of Landlord provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement by Landlord of any one or more the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the later exercise by Landlord of any or all of such other rights or remedies.

18.04 - No waiver by Landlord of any breach by Tenant of any of the terms, provisions and covenants contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach by Tenant of any of the terms, provisions and covenants contained herein. Landlord's acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of an Event of Default (or with knowledge of a breach of any term or provision of this Lease, which with the giving of notice and the passage of time, or both, would constitute an Event of Default) shall not be construed as a waiver of such default. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an Event of Default shall not be deemed or construed to constitute a waiver of such default. No act or omission by Landlord or its agents during the

Lease Term shall be deemed an acceptance of the surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless in writing and signed by Landlord. No surrender of the Premises or any part hereof by delivery of keys or otherwise shall operate to terminate this Lease unless and until expressly accepted in writing by Landlord. Landlord shall not be required to relet the Premises nor exercise any other right granted to Landlord hereunder nor shall Landlord be under any obligation to minimize or mitigate Tenant's loss or damage as a result of the default of Tenant under this Lease.

18.05 - If this Lease is terminated pursuant to this Section, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder by diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such re letting.

18.06 - The provisions of this Article 18 are subject to the Bankruptcy Laws of the United States of America and the State of Georgia which may, in certain cases, limit the rights of Landlord to enforce some of the provisions of this Article in proceedings thereunder. To the extent that limitations exist by virtue thereof, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect. The provisions of this Article 19 shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent and at the earliest moment that such termination is permitted under the federal and state bankruptcy laws, it being of prime importance to Landlord to deal only with tenants who have, and continue to have, a strong degree of financial strength and financial stability.

18.07 - All rents received by Landlord in any reletting after Tenant's default shall be applied, first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises and in reletting the same (including brokerage fees), second to the payment of any costs and expenses incurred by Landlord, either for making the necessary repairs (including fitting up the space for such reletting) to the Premises or in curing any default on the part of Tenant of any covenant or condition herein made binding upon Tenant. Any remaining rent shall then be applied toward the payment of Rent due from Tenant, together with interest and penalties as defined in Section 3.04, and Tenant expressly agrees to pay any deficiency then remaining. Landlord shall in no event be liable in any way whatsoever (nor shall Tenant be entitled to any set off) for Landlord's failure to relet the Premises, and Landlord, at its option, may refrain from terminating Tenant's right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full Term.

ARTICLE 19 SUBORDINATION CLAUSE

19.01 - This Lease shall be subject and subordinate  at all times to the lien of any mortgage  or deed of  trust or other encumbrance(s) which may now or which may at any time hereafter be made upon the Building of which the Premises is a part of any portion thereof, or upon Landlord's interest therein. This clause shall be selfoperative, and no further instrument of subordination shall be required to effect the subordination of this Lease. Nonetheless, in confirmation of such subordination, Tenant shall execute and deliver such further instruments(s) subordinating this Lease to the lien of any such mortgage or deed of trust or any other encumbrance(s) as shall be desired by any mortgages or party secured or proposed to be secured thereby, and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument(s) for Tenant. If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the Premises or Building, Tenant shall be bound to the transferee at the option of the transferee, under the terms, covenants and conditions of this Lease for the remaining Term, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this Lease, and, if requested by such transferee, Tenant agrees to attorn to the transferee as its Landlord. The holder of any mortgage or deed of trust encumbering the Project shall have the right, unilaterally, at any time to subordinate fully or partially its mortgage or deed of trust or other security instrument to this Lease on such terms and subject to such conditions as such holder may consider appropriate in its discretion. Upon request Tenant shall execute and deliver an instrument confirming any such full or partial subordination.

ARTICLE 20 SURRENDER OF POSSESSION

20.01 - Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises and all keys and locks connected therewith to Landlord  in good  order and  repair (ordinary  wear  and  tear  excepted). Subject to the provisions of Article 11, any and all  improvements,  repairs,  alterations  and  all other  property attached to, used in connection with or otherwise installed upon the Premises (i), shall, immediately upon the completion of the installation thereof, be and become Landlord's  property without payment therefor by Landlord, and (ii) shall be surrendered to Landlord upon the expiration or earlier termination of the Term, except that any machinery,  equipment or fixtures installed  by Tenant and used in the conduct  of the Tenant's  trade or business (rather than to service the Premises or any of the remainder of the Building or the Project generally) and all other personality of Tenant shall remain Tenant's property and shall be removed by Tenant upon the expiration or earlier termination of the Term, and Tenant shall promptly thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof. Such property of Tenant which it fails to remove either from the Premises or the Building  after the termination  of this Lease shall  be considered as abandoned  by Tenant  and may be disposed of by Landlord in any manner  whatsoever  without  accounting  to Tenant  for same or  being  liable in any way to Tenant for such disposition, but Tenant shall, upon demand, reimburse Landlord for the cost of such disposal.

ARTICLE 21 TENANT HOLDING OVER

21.01 - If Tenant or any person claiming by, through or under Tenant shall not immediately surrender possession of the Premises at the expiration or earlier termination of the Term, and if Landlord elects, in its sole discretion, to permit Tenant to hold over, then Landlord shall be entitled to recover compensation for such use and occupancy at a per diem rate equal to one hundred and fifty percent (150%) of the Basic Rent and Additional Rent payable hereunder for the month just prior to the expiration  or earlier termination of the Term, unless the  parties have agreed otherwise in writing to a different  rate.  In the event  of any such  hold over without Landlord's  consent or approval Landlord shall also continue to be entitled to retake or recover possession  of  the Premises as herein before provided in case of Default on the part of Tenant, and Tenant shall  be liable to Landlord  for any loss or damage it may sustain by reason of Tenant's failure to surrender possession of the Premises immediately upon the expiration or  earlier termination  of the Term. Any hold over by Tenant with Landlord's  express consent or approval shall be deemed to constitute a month-to-month tenancy terminable by either party on thirty (30) days prior written notice to the other, unless Landlord notifies Tenant of a specific date by which Tenant must vacate the Premises. In such event such hold over shall be for a period of time beginning on the day next following the last day of the expiring Term and ending on such hold over period termination date as specified by Landlord in writing.  Tenant hereby agrees that all the obligations of Tenant and rights of Landlord applicable during the Term shall be equally applicable during such period of holdover occupancy, subject to this Section 21.01.

ARTICLE 22 ESTOPPELS

22.01 - Tenant shall, without charge thereof, at any time and from time to time, with five (5) days after request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgage, or any purchaser of the Project, or any other person designated by Landlord, as of the date of such estoppel certificate: (a) that Tenant is in possession of the Premises; (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing any set offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (d) the amount of the Basic Rent and the dates through which Basic Rent and Additional Rent have been paid; (e) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (f) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); (g) the amount of any Security Deposit held by Landlord; and (h) such reasonable other information requested by Landlord, such mortgagee, assignee of such mortgagee, such purchaser or such other person. Failure to deliver the certificate within five (5) days after request by Landlord, then by such failure Tenant shall irrevocably constitute and appoint Landlord as its attorney-in-fact to execute and deliver the certificate to any third party.

ARTICLE 23 NOTICE AND DEMANDS

23.01 - All notices required or permitted hereunder shall be deemed to have been given if mailed in any United States Post Office by certified or registered mail, postage prepaid, return receipt requested, addressed to Landlord or Tenant respectively, at the following addresses or to such other addresses as the parties hereto may designate to the other in writing from time to time;

AS TO LANDLORD:

Georgia Motor Trucking Association, Inc.

2060 Franklin Way

Suite 200

Marietta, GA 30067

AS TO TENANT:

Revo Squared, LLC

2060 Franklin Way

Suite 100

Marietta, GA 30067

23.01 - Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons, or other legal documents or process, in any suit, action or proceeding which Landlord may undertake under this Lease.

ARTICLE 24 MISCELLANEOUS

24.01 - The term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Premises or in the Building through or under Tenant. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

24.02 - Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, wherever the context shall require. It is also agreed that no specific words, phrases or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general words, phrases or clauses used in connection therewith.

24.03 - Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord's ownership interest in the Project for satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of the partners or principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or the enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, its partners or its principals, or their respective heirs, legal representatives, successors and assigns on account of this Lease or any covenant, undertaking, or agreement of Landlord contained herein. If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance shall be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

24.04 - Tenant and Landlord expressly agree that the space is designed for general office use and that there shall be no implied warranties of merchantability, habitability, or fitness for any other purpose arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease

24.05 - This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Premises or any part thereof other than as provided in Article 13 hereof.

24.06 - It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said patties, and that they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

24.07 - Every agreement contained in this Lease is, and shall be construed as a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Lease, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

24.08 - Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord.

24.09 - The submission of this Lease to Tenant shall not be construed as an offer nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers it to Tenant.

24.10 - If, in connection with obtaining financing for the Project (including syndication or sale/leaseback), any lender or ground Landlord shall request modifications to this Lease as a condition for such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect Tenant's use and enjoyment of the Premises.

24.11 - Time shall be of the essence with respect to all of Tenant's obligations under this Lease.

24.12 - This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord, and Tenant has only a usufruct which is not subject to levy and sale

24.13 - Tenant represents and warrants that it has not entered into any agreement with, nor otherwise had any dealings with, any broker or agent except for ICON Commercial Interests in connection with the negotiation or execution of this Lease which could form the basis of any claim for a brokerage fee, commission, finder's fee, or any other compensation in connection herewith, and Tenant shall indemnify, defend and hold Landlord harmless from any costs (including, but not limited to, court costs and attorneys' fees), or liability for commissions by any broker or agent other than hereinabove listed with respect to this Lease which arises out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker. Landlord agrees to pay a commission to the agent or broker herein listed in accordance with a separate agreement.

24.14 - Landlord covenants and agrees that upon Tenant paying the Rent and any other charges due and payable and by observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to any mortgages and deeds of trust herein before mentioned.

24.15 - Landlord and Tenant each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

24.16 - This Lease shall be construed and governed by the laws of the state of Georgia. Should any provision of this Lease and/or its conditions be illegal or unenforceable under the laws of the state, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties hereto as though the said provision had never been included.

24.17 - The individual(s) executing this Agreement on behalf of Tenant hereby represents and warrants that such individual(s) has proper authority to sign and enter into this Lease Agreement on behalf of Tenant, and that Tenant is properly constituted and registered in the State of Georgia and Secretary of State's office. Should such individual(s) lack such authority, then such individual(s) shall be personally liable and responsible for all of such entity's obligations arising under the Lease Agreement.

24.18 - Exhibit A "Floor Plan", Exhibit A-1 "Contraction Premises", Exhibit B "Schedule of Improvements", Exhibit C "Rules and Regulations", Exhibit D "Special Stipulations", and Exhibit E ("Commencement Date Agreement").

IN WITNESS WHEREOF, Landlord has hereunto set its hand and seal, or has caused its name to be hereunto subscribed and Tenant has hereunto set its hand and seal, or has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, as the case may be, as of the day and year first above written.

LANDLORD:

Georgia Motor Trucking Association, Inc.

a Georgia not-for-profit corporation

Witness/Attest:    By: /s/ Ed Crowell

Ed Crowell

Title: President and CEO

[ SEAL ]

TENANT:

Revo Squared, LLC

a Georgia limited liability company

Witness/Attest: /s/ [illegible]  By: /s/ W.E. Campbell

Name: William Campbell

Title: CEO

[ SEAL ]

EXHBITA

FLOOR PLAN

EXHIBIT A-1

CONTRACTION PREMISES

EXHIBIT B

SCHEDULE OF IMPROVEMENTS

Landlord, at Landlord's sole expense, shall perform the following leasehold improvements to the Premises

Paint.

●	All walls two coats latex flat paint with color selected by Tenant.
●	All door frames two coats semi-gloss enamel with color selected by Tenant.

Ceiling.

●	Replace all stained/damaged ceiling tile and insure uniform look.

Carpet.

●	Professionally shampoo and/or steam clean carpeting throughout.

Vinyl Composition tile.

●	Strip and re-wax break room and restroom.

Tenant shall be responsible for cost and installation of 220v dedicated outlet (if needed).

Provide building standard signage on exterior monument sign directory strip and interior lobby panel and five (5) suite entrance keys.

EXHIBIT C

RULES AND REGULATIONS

1.The common area sidewalks, passages, and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress from and to their respective offices. The halls, passages, entrances, stairways, and roof are not for the use of the general public; and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord or its employees shall be prejudicial to the safety, character, reputation and interest of the Building and its Tenants.

2.The floors, skylights, windows, doors and transoms that reflect or admit light in passageways, or into any place in the Building, shall not be covered or obstructed by any Tenant.

3.No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or inside of said building unless first obtaining Landlord's prior written consent.

4.No additional locks shall be placed upon any doors of the Premises and Tenant shall not permit any duplicated keys to be made by any vendor other than through the Landlord. But if more than two (2) keys for any door or lock shall be desired, the additional number must be obtained from Landlord and be paid for by Tenant. Each Tenant must, upon the termination of its lease, leave the windows and doors in the demised Premises in like condition as the date of said Lease, and must then surrender all keys to the Premises.

5.No Tenant shall cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in its premises or within the Building.

6.No Tenant shall do or permit anything to be done in said Premises, or bring or keep anything therein, which will in any way increase the rate of fire insurance on said Building or on Project kept therein or obstruct or interfere with the rights of other Tenants, or in any other way injure or annoy them or conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon said Building or any part thereof, or conflict with any of the rules and ordinances of the Board of Health.

7.Each Tenant shall promptly and at its expense execute and comply with all laws, rules, orders, ordinances and regulations of the city, county, state or federal government, and of any department or bureau of any of them and of any other governmental authority having jurisdiction over the said Premises affecting Tenant's occupancy of the demised Premises or Tenant's business conducted thereon.

8.Nothing shall be thrown or allowed to drop by the Tenants, their clerks or employees out of the windows or doors or down the passages of the Building; and no Tenant shall sweep or throw or permit to be swept or thrown from the Premises, any dirt or other substance into any exterior corridors, halls, or stairways of said Building.

9.If Tenant desires to introduce signaling, telegraphic, telephonic or other wires and instruments into the Premises, Landlord will direct the electricians as to where and how the same are to be placed, and without such directions, no placing, boring or cutting for wires will be permitted. Landlord shall in all cases retain the right to require the placing and using of electrical-protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, and to require the changing of wires and of their placing and arrangements as Landlord may deem necessary; and further to require compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto; and in the event of a non-compliance with such requirements and rules Landlord shall have the right to immediately cut and prevent the use of such wires.

10.Tenant shall not use or keep in the Building any explosives, kerosene, gasoline, benzene, camphene, burning fluid or other flammable material.

11.No Tenant, or employees of any Tenant, shall go upon the roof of the Building without written consent of Landlord.

12.Access may be had by Tenants to the halls, corridors and stairways in the Building and to the offices leased by them at any time or times. Access to the Building may be refused unless the person seeking admission is known to the watchman in charge or has a pass or is properly identified. The Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building. In case of invasion, mob riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during continuance of the same by closing the doors or otherwise for the safety of the Tenants and protection of property in said Building.

13.Landlord in all cases shall, prescribe the method and manner in which any merchandise, heavy furniture, large packages or safes shall be brought in or taken out of the Building ~~and also the hours at which such moving shall be done~~. Landlord shall in all cases retain the right to prescribe the weight and proper position of such heavy furniture and safes; and all damage done to the Building taking in or out such merchandise, heavy furniture, large packages or safes, or any damage done to the Building while said property shall be therein, shall be made good and paid for by Tenant by, through or under whom said damage may have been done. All furniture, safes or fixtures shall be provided with supports, glides or castors that will meet the approval of the Management of the Building.

Smoking is strictly prohibited within the Premises and Building.

14.Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Tenant shall pay damage resulting from misuse by a Tenant to any fixtures or appliances, and Landlord shall not in any case be responsible therefrom.

15.Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building, including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

16.Landlord reserves the right to rescind any of these rules and to make such other and further rules and regulations as in Landlord's judgment may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Building and for the preservation of good order therein, which, when so made and notice thereof shall have been given to the Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease; and such other and further rules shall not, by Tenant under the foregoing Lease of the Premises therein referred to.

17.All normal trash and waste (i.e., waste that does not require special handling pursuant to the following sentence shall be disposed of through the janitorial service. Tenant shall not bring any hazardous waste or substances (as defined by CERCLA, RCRA or any other applicable governmental authority) into the Premises. Tenant hereby indemnifies and holds harmless Landlord, its successors and assigns (including the holders of any deeds to secure debt, mortgages or other security interest encumbering the Building or Project) from and against any loss, claims, demands, damage or injury Landlord may suffer or sustain as a result of Tenant's failure to comply with the provisions herein set forth.

EXHIBIT D

SPECIAL STIPULATIONS

A.Parking. The Building provides a parking ratio of four (4) spaces per every 1,000 rentable square feet of leased space at no cost to Tenant. Landlord agrees not to materially reduce the ratio of parking spaces to rentable square footage provided. All parking for the Building shall be open and unassigned on a "first come, first served" basis. Without diminishing Tenant's rights hereunder, Landlord has sole discretion to designate, at any future date, visitor parking spaces "Visitor Parking Only" close to the Building entrance (which shall be non-exclusive). Additionally, Landlord may, at any future date, designate one (1) handicap-width space "For Deliveries Only" (also non-exclusive).

B.Contraction Option. Tenant shall be granted the right to reduce the leased premises to 2,650 rentable square feet ("Reduced Premises" as depicted on Exhibit A-1) at any time from and after expiration of the twenty-fourth (24th)   month of paid rent (scheduled to be January 1, 2020), subject to the following terms and conditions:

a.	Tenant provides Landlord with not less than three (3) months written notice of its election to reduce the premises.

b.

Tenant agrees to pay the scope of all construction costs associated with the Reduced Premises (as depicted on Exhibit A-1) to include keyless electronic locksets and spec breakroom fixtures shown (building standard stainless sink and plastic laminate upper and lower cabinets.

c.	At the time Tenant elects to reduce its premises, no Event of Default exists which remains uncured.

d.	With respect to Article 5 ("Property Tax Increases"), Tenant's Share shall adjust to 13.42%.

e.

The Effective Date for the Reduced Premises shall be three (3) months following notice. The Basic Rental Rate per square foot shall remain unchanged, but the new rent schedule shall be memorialized under a lease amendment.

f.	Tenant agrees to grant Landlord possession at any time after providing notice to perform construction, with the leasehold interest in the vacated portion (1,976 rsf) unconditionally relinquished.

g.	Tenant shall fund the construction costs within fifteen (15) days following completion and receipt of invoice.

Upon execution hereof, Tenant shall submit separate checks as follows:

o	Security Deposit as set forth in Article 3.06 ($6,500.00)
o	Advanced rent in the amount of $3,469.50 (constitute pre-payment of first month's rent).

STATE OF GEORGIACOBB COUNTY

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (hereinafter “First Amendment”), is made this 9th day of November 2021, by and between Georgia Motor Trucking Association, Inc., a Georgia not-forprofit corporation (hereinafter "Landlord"), and Revo Squared, LLC, a Georgia limited liability company (hereinafter "Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the "Original Lease"), dated as of October 9, 2018, for the premises consisting of approximately 4,626 rentable square feet (Suite 100) in that certain building known located at 2060 Franklin Way, Marietta, GA 30067 ("the Building"), and

WHEREAS, Landlord and Tenant desire to modify and amend certain terms and conditions of the Lease, in the manner and for the purposes herein set forth.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereby covenant and agree as follows:

1.	Term. The term of the lease shall not be extended.

2.	Premises. The premises shall be reduced to 2,086 rentable square feet ("Reduced Premises") as set forth in Exhibit A attached. The common area factor is hereby modified to 1.12%.

3.	The suite number shall be known as Suite 100:

4.	Rent. Basic Rent as set forth in Article 3.02 shall modify and be effective as of December 1, 2021 as follows:

Period	Annual Rate/S.F.	Annual Basic Rent	Monthly Basic Rent
12/01/21 – 11/30/22	$18.31	$38,184.00	$3,182.00
12/01/22 – 12/31/23	$18.77	$42,412.50 (13 mos.)	$3,262.50

5.

Past Due Rent. During the pandemic commencing March 2020, Landlord electively deferred a portion of the Basic Rent in the amount of $13,585.00 (hereinafter "Deferred Rent"). Tenant acknowledged Landlord presented an amendment in March 2020 with a revised rent schedule, which provided that the Deferred Rent would be satisfied by 12/31/2020, but that such amendment was never returned executed by Tenant. Tenant hereby acknowledges that, in addition to the Deferred Rent, there has accrued an additional $8,151.00 of Basic Rent past due, such that the total Basic Rent past due is $21,736.00. Upon execution hereof, Tenant shall pay to Landlord $4,986.00 of Past Due Rent, and Landlord shall, in turn, accept the balance of $16,750.00, without penalties or interest, in twenty-five (25) monthly payments as follows:

12/01/21 - 12/31/23 Twenty-five (25) equal monthly payments of $670.00

6.

Improvements. Tenant shall solely bear the expense for demising the Premises per Exhibit 'A' attached (the "Work") and shall have such work performed in a workmanlike manner by licensed and commercial-grade contractor(s) utilizing materials matching  building standards and in in compliance with all applicable codes as set forth in Article 9 of the Lease. A COI and lien waivers from all contractors performing the Work shall be required. Landlord shall review and inspect the Work within five (5) days from completion and inform Tenant if such Work is complete and satisfactory. Tenant agrees to diligently pursue any punch list items identified by Landlord.

7.	No Other Modifications. Except as expressly modified by this First Amendment, the Lease remains unmodified and in full force and effect.

8.	Transfers, Successors and Assigns. This First Amendment shall inure to the benefit of and shall be binding upon Landlord, Tenant, and their respective transfers, successors and assigns.

9.	Time of Essence. Time is of the essence of this First Amendment.

10.	Georgia Law. This First Amendment shall be construed and interpreted under the laws of the State of Georgia.

By Execution of this Agreement, Tenant acknowledges and agrees to the following:

a)	Landlord has fulfilled all of its duties and responsibilities under the Lease Agreement.
b)	The Lease Agreement is in full force and effect and has not been revised, modified or altered except as specifically set forth in this First Amendment.
c)	Tenant has no claims against Landlord, or its agent or representatives, including, but not limited to, any claims to offset or waive rents.
d)	Landlord has not made any representation to or with Tenant concerning the Lease Agreement or the leased Premises that is not contained in the Lease Agreement or this First Amendment.

[SIGNATURES ON PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed under seal and delivered, on the date and year first above written.

LANDLORD:

Georgia Motor Trucking Association, Inc.

a Georgia not-for-profit corporation

Witness: /s/ [illegible]  By:  /s/ Curt Earnest

Name:  Curt Earnest

Title:  CSO

Date:  11-9-21

TENANT:

Revo Squared, LLC

a Georgia limited liability company

Witness:  /s/ [illegible]  By:  W.E. Campbell

Name:  William E. Campbell

Title:  CEO

Date:  11-9-21

EXHIBIT A

FLOOR PLAN

~ Approx. 2086 RSF

STAIRWELL
BREAKROOM
123
OFFICE
123
OFFICE
123
OFFICE
123
common area
OFFICE
123
OFFICE
123
OFFICE
123
OFFICE
123
SERVER ROOM
123
OFFICE
123
OFFICE
123
OFFICE
123
Approx.
2,086 RSF

ASSIGNMENT OF LEASES

(2060 Franklin Way)

THIS ASSIGNMENT OF LEASES is made and entered into as of the 15th day of December, 2021, by and between Georgia Motor Trucking Association, Inc., a Georgia corporation (hereinafter called "Seller") and Lebow 1031 Legacy, LLC, a Georgia limited liability company (hereinafter called "Purchaser").

WITNESSETH:

WHEREAS, Seller has contemporaneously with the execution hereof sold and conveyed to Purchaser all that tract or parcel of land lying and being in Land Lots 712 and 713 of the 17th District of Cobb County, Georgia, commonly known as 2060 Franklin Way, Marietta, Georgia, together with improvements located thereon (hereinafter collectively referred to as the "Property");

WHEREAS, in connection with the sale and conveyance of the Property, Seller and Purchaser intend that Seller shall transfer and assign Seller's interest in and to all tenant leases demising space in the Property and that Purchaser shall assume all Seller's obligations under all such leases arising from and after the date hereof.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and of other good and valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.Seller does hereby sell, assign, convey and set over absolutely unto Purchaser all of the leases, occupancy agreements, tenancies, usufructs and subleases relating to the Property (hereinafter collectively called the "Leases") which are set forth in Exhibit "A", attached hereto and made a part hereof; together with any and all guarantees of any of the Leases; together with any other occupancy arrangements concerning the Property; together with any and all security, escrow, damage, or other deposits made by tenants, occupants or lessees, now held by Seller with respect to the Leases or which are refundable under the terms of any lease; and together with all records (hereinafter collectively called the "Records") relating to the Leases (including, without limitation, move-in and move-out reports and other records relating to security deposits). Simultaneously herewith Seller is delivering to Purchaser the originals or true and complete copies of all Leases and Records.

2.Purchaser accepts the aforesaid assignment subject to the rights of lessees which first accrue on and after the date hereof, and not before. Purchaser assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the lessor's part to be kept and performed under the Leases, but only to the same extent as same would have arisen and been binding on the Seller commencing from and after the date hereof, said agreement being solely for the benefit of Seller and not for the benefit of any third party.

3.Seller indemnifies and agrees to hold harmless Purchaser from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including, but without limiting the generality of the foregoing, attorneys' fees and court costs) which Purchaser may incur, sustain or suffer or which may be charged against Purchaser, arising out of, pertaining to or in any way connected with Seller's obligations, duties and liabilities under the Leases, or any of them, prior to the date hereof.

4.Purchaser indemnifies and agrees to hold harmless Seller from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including, but without limiting the generality of the foregoing, attorneys' fees and court costs) which Seller may incur, sustain or suffer, or which may be asserted or assessed against Seller on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties and liabilities under the Leases, or any of them, arising from and after the date hereof.

5.Seller warrants to Purchaser that Seller is the sole owner and holder of the landlord's interest under the Leases, that there are no assignments of the landlord's interest in the Leases outstanding as of the date of this Agreement, and that none of the property or interests assigned hereby is subject to any liens, security interests or other encumbrances. Seller warrants to Purchaser that set forth on Exhibit "A" are all of the leases, tenancies, usufructs and other occupancy arrangements presently existing at the Property, that none of the Leases has been amended, renewed or extended except as set forth on Exhibit "A", that each lease delivered to Assignee is the full agreement concerning the terms of each tenant's tenancy, and that there are no rental, lease or other commissions now or hereafter payable to any person or entity with respect to the Leases or any extension or renewal thereof.

6.The burden of the indemnities made in Paragraphs 3 and 4 hereof shall not be assigned by the indemnifying party thereunder. Except as aforesaid, this Agreement shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

7.Neither this Agreement nor any term, provision or condition hereof may be changed, amended or modified, and no obligation, duty or liability of any party hereto may be released, discharged or waived, except in a writing signed by all parties hereto. This Agreement contains the entire understanding of the parties with regard to the subject matter hereof.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed under seal as of the date first above written.

SELLER:

Georgia Motor Trucking Association, Inc.

a Georgia corporation

By:  /s/ Edward Crowell

Edward Crowell, President

[ CORPORATE SEAL ]

PURCHASER:

Lebow 1031 Legacy, LLC,

a Georgia limited liability company

By:  /s/ Eric Ranney

Eric D. Ranney, Member

Exhibit "A"

1.Agreement of Lease dated January 5, 2011 between Georgia Motor Trucking Association, Inc. and ServiceMaster Downtown Commercial, as amended by Commencement Date Agreement dated January 5, 2011, and by First Amendment to Lease Agreement dated April  , 2017.

2.Agreement of Lease dated October 9, 2018 between Georgia Motor Trucking Association, Inc. and Revo Squared, LLC, as amended by First Amendment to Lease Agreement dated November 9, 2021.

3.Agreement of Lease dated May 14, 2019, between Georgia Motor Trucking Association, Inc. and Inhaus Surfaces USA Limited, as amended by Commencement Date Agreement dated December 3, 2019, and by superseding Commencement Agreement dated February 27, 2020.

4.Agreement of Lease dated November 20, 2020, between Georgia Motor Trucking Association, Inc. and Ellis Apex, LLC d/b/a Image 360.